UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 22, 2017
Date of Report (Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 22, 2017, Sotheby’s (the “Company”) announced certain changes to its Buyer’s Premium schedule.  Below is a statement from Tad Smith, the Company’s President and Chief Executive Officer.

Dear Shareholders and Clients:
I am pleased to share that we will be implementing some changes to Sotheby’s Buyer's Premium schedule this fall.
The most noteworthy change is that we are eliminating the Buyer's Premium entirely for our "online-only" sales.  Last year, we held 16 such sales, and we are on track this year to double that number.  These sales are now our best tool for attracting first time buyers and we were encouraged to see that approximately 20% of new clients acquired through these sales have subsequently participated in our live auctions.
The online marketplace is a related, yet distinct business opportunity for Sotheby’s beyond our live auctions - one with a different competitive landscape and reduced traditional expenses - that demands a different approach to pricing.  We expect the elimination of the buyer’s premium to simplify the auction process for buyers and enable us to reach an even larger audience of participants.  As a result, we will achieve higher prices and greater returns for our online-only sellers and we will continue to charge a Vendor’s Commission for that service.  This new approach for our “online only” sales will be effective as of the Contemporary Art Online auction opening for bidding on September 16, 2017.
Turning to the Buyer's Premium for our regular live auctions, including those lots purchased by online buyers in our live auctions: we are very slightly increasing the Buyer's Premium rates.  The added revenue will help to ensure that Sotheby's is providing the best service possible to our clients.
Going forward, our new structure for all sales excluding wine will be: 25% up to and including $300,000, 20% from $300,000 to $3 million, and 12.9% above $3,000,000.  We anticipate that 94% of these lots we sell annually will be unaffected by this change.  For our wine auctions, the Buyer’s Premium will be: 23% in New York and Hong Kong and 19.5% in London.  These changes will be effective as of November 1, 2017.
In summary, Sotheby's is pleased to introduce the innovative new "zero buyer’s premium" pricing for our "online-only" sales, and we expect that clients and shareholders will be the beneficiaries of substantial market share gains and high hammer prices in those sales.

Tad Smith
President & CEO

FORWARD LOOKING STATEMENTS
This Form 8-K contains certain forward looking statements, as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. Other considerations, which the Company believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the global economy and financial markets, political conditions in various countries, competition with other auction houses and art dealers, the amount and quality of property available for consignment and the marketability at auction of such property. Please refer to our most recently filed Form 10-K for a complete list of Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and Corporate Secretary

Date:	August 22, 2017

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